UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DYNEGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5653152
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

601 Travis Street

Suite 1400

Houston, Texas 77002

(Address of Principal Executive Office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.375% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-199179

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 — DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the 5.375% Series A Mandatory Convertible Preferred Stock, of Dynegy Inc. (the “Registrant”) is set forth under the caption “Description of Mandatory Convertible Preferred Stock” in the prospectus supplement dated October 6, 2014, as filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2014 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the Registrant’s registration statement on Form S-3 (File No. 333-199179), as filed with the Commission on October 6, 2014, which description is incorporated herein by reference.

ITEM 2 — EXHIBITS

Exhibit No.	Description
1	Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 333-192732) filed on October 4, 2012)

2	Sixth Amended and Restated By-laws of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on August 26, 2014)

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Certificate of Designations of the 5.375% Series A Mandatory Convertible Preferred Stock, of Dynegy Inc., filed with the Secretary of State of the State of Delaware and effective October 14, 2014 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on October 14, 2014)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

DYNEGY INC.
By:	/s/ Catherine B. Callaway
Name: Catherine B. Callaway
Title: Executive Vice President, Chief Compliance Officer and General Counsel

Date: October 14, 2014

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